UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 25, 2002


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

         100 CenturyTel Drive, Monroe, Louisiana                 71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000

                         -----------------------------

Item 5.   Other Events.

     On July 25, 2002, CenturyTel, Inc. issued a press release announcing its second quarter 2002 consolidated operating results. The entire text of the release is reproduced below:




FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
July 25, 2002                       Media: Annmarie Sartor 318.388.9671
                                    annmarie.sartor@centurytel.com
                                    Investors: Tony Davis 318.388.9525
                                    tony.davis@centurytel.com

CenturyTel Reports Strong Second Quarter Results

Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for second quarter 2002.

o  Revenues from continuing operations increased 7.2% to $438.7 million.
o Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA), excluding nonrecurring items, rose 9.6% to $221.0 million.
o Income from continuing operations, excluding nonrecurring items, climbed 20.2% to $47.5 million. o Diluted earnings per share from continuing operations, excluding nonrecurring items, climbed 17.9% to $.33.
o  Free cash flow generated in second quarter 2002 was $53.0 million.


SECOND QUARTER HIGHLIGHTS
 (Excluding nonrecurring items)
 (In thousands, except per share             Quarter Ended       Quarter Ended      % Change
   and customer amounts)                       06/30/02            06/30/01
--------------------------------------------------------------------------------------------

 Revenues from continuing operations         $    438,702        $   409,250           7.2%
 EBITDA from continuing operations (1)       $    221,020        $   201,582           9.6%
 Income from continuing operations (1)       $     47,547        $    39,543 (2)      20.2%
 Net Income                                  $     86,102        $    67,673 (2)      27.2%
 Diluted Earnings Per Share from
   continuing operations (1)                 $        .33        $       .28 (2)      17.9%
 Diluted Earnings Per Share                  $        .60        $       .48 (2)      25.0%
 Average Diluted Shares Outstanding               142,705            142,059           0.5%

 Telephone Revenues                          $    380,499        $   367,884           3.4%
 Other Operations Revenues                   $     58,203        $    41,366          40.7%
--------------------------------------------------------------------------------
 Telephone Access Lines                         1,795,180          1,807,950          (0.7)%
 Long Distance Customers                          536,394            414,486          29.4%
--------------------------------------------------------------------------------

(1) Includes corporate overheads previously allocated to discontinued operations.
(2) As adjusted to reflect the after-tax effect of eliminating goodwill amortization in accordance with SFAS 142.

"We are pleased with the strong increase in CenturyTel's revenue and cash flow from continuing operations, excluding nonrecurring items," Glen F. Post, III, president and chief executive officer, said. "We continue to experience strong demand for our long distance and DSL services, adding more than 120,000 long distance customers and more than doubling our DSL subscribers since second quarter 2001."

    Consolidated revenues from continuing operations for the second quarter rose 7.2% to $438.7 million from $409.3 million. EBITDA from continuing operations, excluding nonrecurring items, grew to $221.0 million from $201.6 million. The Company achieved a consolidated EBITDA margin of 50.4% during the quarter. Income from continuing operations for the quarter, excluding nonrecurring items, increased 20.2% to $47.5 million from $39.5 million in second quarter 2001(as adjusted). Diluted earnings per share from continuing operations, excluding nonrecurring items, increased 17.9% to $.33 from $.28 (as adjusted). Diluted earnings per share, excluding nonrecurring items, increased 25.0% to $.60 from $.48 (as adjusted).

    Telephone revenues grew 3.4% to $380.5 million during the quarter, compared with $367.9 million in second quarter 2001. Revenues for the quarter were driven by an increase in Universal Service Fund payments and internal revenue growth of 2.3%, which was negatively impacted by a decline in intrastate revenue. Telephone operating expenses increased due to acquisition integration, employee-related, network, and depreciation expenses partially offset by a decrease in retail bad debt and access charge expenses. Telephone operating income, excluding nonrecurring items, increased 4.1% to $118.7 million from $114.1 million (as adjusted), and telephone EBITDA, excluding nonrecurring items, rose 5.3% to $208.9 million from $198.3 million a year ago. CenturyTel's second quarter telephone EBITDA margin was 54.9% while the operating income margin was 31.2%.

    Other Operations revenues grew 40.7% to $58.2 million during second quarter 2002, compared with $41.4 million in second quarter 2001. CenturyTel's long distance revenues increased $5.9 million, or 20.9%, to $34.5 million. CenturyTel now serves more than 536,000 long distance customers, adding more than 21,000 during the quarter. Internet revenues increased 68.7% to $14.7 million in second quarter 2002 from $8.7 million in second quarter 2001. The Internet business generated positive operating cash flow of $55,000 for the quarter compared to negative operating cash flow of $2.7 million for the second quarter 2001. CenturyTel CLEC revenues increased by $4.7 million, of which $4.0 million resulted from the acquisition of CLEC assets in Monroe and Shreveport, Louisiana, at the end of February, 2002.

"Revenue from Other Operations, which includes long distance, Internet and CLEC operations, rose 40.7 percent to more than $58 million during the quarter, reflecting solid revenue growth in all three areas. We believe CenturyTel's strong financial performance this quarter is a good indicator that rural telephony is one of the industry's brightest segments," Post said.

    For second quarter 2002, in accordance with generally accepted accounting principles (GAAP), the Company reported net income of $78.8 million, or $.55 per diluted share, compared to net income of $168.4 million (as adjusted), or $1.19 per diluted share in second quarter 2001. Nonrecurring items in second quarter 2002 include a $15 million pre-tax charge ($9.8 million after-tax) related to a reserve for uncollectible revenues primarily from WorldCom and a nonrecurring $2.4 million after-tax gain on the sale of a PCS license. Net income in second quarter 2001 includes a net favorable $100.7 million impact from nonrecurring items which consisted of the gain on sale of PCS licenses to Leap Wireless ($107.5 million after-tax) and the write down of certain non-operating investments ($6.8 million after-tax).

    For the first six months of 2002, income from continuing operations, excluding nonrecurring items, increased 16.6% to $92.4 million from $79.2 million in 2001 (as adjusted) and diluted earnings per share increased 22.0% to $1.11 from $.91 (as adjusted). Consolidated revenues increased 5.0% to $861.6 million from $820.9 million while EBITDA was $433.0 million compared to $409.2 million a year ago, a 5.8% increase.

    The Company continues to reflect its wireless business as discontinued operations due to its pending divestiture. As a result of this treatment, depreciation expense for the wireless operations was discontinued effective March 19, 2002, the date of the definitive agreement. This reduction in wireless depreciation contributed approximately $.05 to earnings per share for second quarter 2002. Income from continuing operations includes total interest expense and $5.1 million of corporate overheads previously absorbed by the Company's wireless operations.

    For the third quarter 2002, the Company expects revenue from continuing operations to be $515 to $530 million. Operating cash flow from continuing operations is expected to be $260 to $270 million. Diluted earnings per share from continuing operations is anticipated to be $.40 to $.44, while total diluted earnings per share is expected to be $.49 to $.54 for third quarter 2002. These estimates exclude nonrecurring items and one-time integration costs of $4.0 to $6.0 million related to the pending Verizon Missouri acquisition. These estimates also include Alabama telephone properties acquired July 1, 2002, and assume that the sale of the Company's wireless business and the acquisition of Missouri telephone properties occur as scheduled on August 1, 2002, and August 31, 2002, respectively.

    For the full year 2002, the Company expects its total diluted earnings per share, excluding nonrecurring items and one-time acquisition integration costs of $8 - $10 million, to be $2.08 to $2.20, an increase from prior full year 2002 earnings per share guidance of $2.06 to $2.18. This guidance is based upon several financing, operational and other assumptions, including the timely close of our pending wireless divestiture and Verizon acquisition in Missouri discussed above.

    The Company continues to believe the net effect of its wireless divestiture and its Verizon acquisitions will be breakeven to $.03 accretive to earnings per share during the first full year of operations, based upon current financing, operational and other assumptions.

    The Company's financing plans are now substantially complete. We successfully completed a $500 million equity units offering in May and recently completed a new $800 million credit facility. We anticipate using a portion of the proceeds from the divestiture of the Company's wireless business to complete the Missouri acquisition. We believe the Company's existing facilities, together with internally generated cash, may be sufficient to fund the December 2002 tax payment related to the wireless sale. The Company also has $400 million in remarketable debt securities coming due in October 2002. We believe a number of financing options are available to fund these requirements if necessary.

    In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyTel. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively manage its growth, including integrating newly acquired businesses into our operations, successfully financing and timely consummating pending acquisitions, hiring adequate numbers of qualified staff and successfully upgrading our billing and other information systems; successfully obtaining all consents and waivers necessary to complete the Company's pending acquisitions and wireless divestiture; the terms upon which the Company finances its pending acquisitions; the inherent risk of rapid technological change; the effects of on-going changes in the regulation of the Company or the communications industry generally; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; higher than anticipated interest rates; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The information contained in this release is as of July 25, 2002. The Company undertakes no obligation to update or revise any of this information whether as a result of new information, future events or developments, or otherwise.

    CenturyTel's management will host a conference call at 10:30 A.M. Central time today. Interested parties can access the call by dialing 800.729.6845 and the call will be accessible for replay by calling 800.642.1687 and entering the conference-id number: 12475. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Company's Web site at (www.centurytel.com).

    CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and data services to more than three million customers in 22 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States.

     Visit CenturyTel's corporate Web site at (www.centurytel.com).


                                 CenturyTel, Inc.
                          CONSOLIDATED STATEMENTS OF INCOME
                      THREE MONTHS ENDED JUNE 30, 2002 AND 2001
                                     (UNAUDITED)

                                                 AS REPORTED                        EXCLUDING NONRECURRING ITEMS
                                            ---------------------------------------------------------------------
                                                                    INCREASE                             INCREASE
In thousands, except per share amounts          2002        2001   (DECREASE)       2002        2001    (DECREASE)
                                            ---------------------------------------------------------------------

          TELEPHONE OPERATIONS
Operating revenues
   Local service                          $  125,357     123,293      1.7%       125,357     123,293       1.7%
   Network access                            220,702     212,570      3.8%       220,702     212,570       3.8%
   Other                                      34,440      32,021      7.6%        34,440      32,021       7.6%
                                            --------------------                --------------------
                                             380,499     367,884      3.4%       380,499     367,884       3.4%
                                            --------------------                --------------------
Operating expenses
   Plant operations                           96,147      93,490      2.8%        96,147      93,490       2.8%
   Customer operations                        32,385      28,814     12.4%        32,385      28,814      12.4%
   Corporate and other                        58,099      47,271     22.9%        43,099      47,271      (8.8%)
   Depreciation and amortization              90,159      98,927     (8.9%)       90,159      98,927      (8.9%)
                                            --------------------                --------------------
                                             276,790     268,502      3.1%       261,790     268,502      (2.5%)
                                            --------------------                --------------------
Telephone operating income                   103,709      99,382      4.4%       118,709      99,382      19.4%
                                            --------------------                --------------------

            OTHER OPERATIONS
Operating revenues
  Long distance                               34,462      28,514     20.9%        34,462      28,514      20.9%
  Internet                                    14,706       8,718     68.7%        14,706       8,718      68.7%
  Other                                        9,035       4,134    118.6%         9,035       4,134     118.6%
                                            --------------------                --------------------
                                              58,203      41,366     40.7%        58,203      41,366      40.7%
                                            --------------------                --------------------
Operating expenses
   Cost of sales and other                    43,402      34,897      24.4%       43,402      34,897       24.4%
   Depreciation and amortization               3,845       1,663     131.2%        3,845       1,663      131.2%
                                            --------------------                --------------------
                                              47,247      36,560      29.2%       47,247      36,560       29.2%
                                            --------------------                --------------------
Other operating income                        10,956       4,806     128.0%       10,956       4,806      128.0%
                                            --------------------                --------------------

Corporate overhead costs allocable to
  discontinued operations                     (5,134)     (4,979)      3.1%       (5,134)     (4,979)       3.1%
                                            --------------------                --------------------

TOTAL OPERATING INCOME                       109,531      99,209      10.4%      124,531      99,209       25.5%

OTHER INCOME (EXPENSE)
   Nonrecurring gains and losses               3,709     (10,500)   (135.3%)           -           -          -
   Interest expense                          (54,157)    (57,358)     (5.6%)     (54,157)    (57,358)      (5.6%)
   Other income and expense                    2,485       1,783      39.4%        2,485       1,783       39.4%
   Income tax expense                        (21,360)    (12,066)     77.0%      (25,312)    (15,741)      60.8%
                                            --------------------                --------------------
INCOME FROM CONTINUING OPERATIONS             40,208      21,068      90.8%       47,547      27,893       70.5%

DISCONTINUED OPERATIONS, NET OF TAX           38,555     133,173     (71.0%)      38,555      25,645       50.3%
                                            --------------------                --------------------

NET INCOME                                $   78,763     154,241     (48.9%)      86,102      53,538       60.8%
Add: After tax effect of goodwill
  amortization                                     -      14,135         -             -      14,135          -
                                            --------------------                --------------------
NET INCOME, AS ADJUSTED                   $   78,763     168,376     (53.2%)      86,102      67,673       27.2%
                                            ====================                ====================

BASIC EARNINGS PER SHARE
   From continuing operations             $     0.28        0.15      86.7%         0.34        0.20       70.0%
   From continuing operations, as
    adjusted (1)                          $     0.28        0.23      21.7%         0.34        0.28       21.4%
   From discontinued operations           $     0.27        0.95     (71.6%)        0.27        0.18       50.0%
   From discontinued operations, as
    adjusted (1)                          $     0.27        0.96     (71.9%)        0.27        0.20       35.0%
   Basic earnings per share               $     0.56        1.10     (49.1%)        0.61        0.38       60.5%
   Basic earnings per share, as
    adjusted (1)                          $     0.56        1.20     (53.3%)        0.61        0.48       27.1%

DILUTED EARNINGS PER SHARE
   From continuing operations             $     0.28        0.15      86.7%         0.33        0.20       65.0%
   From continuing operations, as
    adjusted (1)                          $     0.28        0.23      21.7%         0.33        0.28       17.9%
   From discontinued operations           $     0.27        0.94     (71.3%)        0.27        0.18       50.0%
   From discontinued operations, as
    adjusted (1)                          $     0.27        0.95     (71.6%)        0.27        0.20       35.0%
   Diluted earnings per share             $     0.55        1.09     (49.5%)        0.60        0.38       57.9%
   Diluted earnings per share, as
    adjusted (1)                          $     0.55        1.19     (53.8%)        0.60        0.48       25.0%

SHARES OUTSTANDING
   Basic                                     141,243     140,720       0.4%      141,243     140,720        0.4%
   Diluted                                   142,705     142,059       0.5%      142,705     142,059        0.5%

DIVIDENDS PER COMMON SHARE                $   0.0525      0.0500       5.0%       0.0525      0.0500        5.0%

(1) As adjusted to reflect the after-tax effect of eliminating goodwill amortization in accordance with SFAS 142.


                             CenturyTel, Inc.
                     CONSOLIDATED STATEMENTS OF INCOME
                  SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                (UNAUDITED)

                                                  AS REPORTED                        EXCLUDING NONRECURRING ITEMS
                                            ---------------------------------------------------------------------
                                                                    INCREASE                             INCREASE
In thousands, except per share amounts          2002        2001   (DECREASE)       2002        2001    (DECREASE)
                                            ---------------------------------------------------------------------

        TELEPHONE OPERATIONS
Operating revenues
   Local service                          $  249,234     244,454       2.0%      249,234     244,454        2.0%
   Network access                            437,278     426,437       2.5%      437,278     426,437        2.5%
   Other                                      66,718      68,242      (2.2%)      66,718      68,242       (2.2%)
                                            --------------------                --------------------
                                             753,230     739,133       1.9%      753,230     739,133        1.9%
                                            --------------------                --------------------
Operating expenses
   Plant operations                          187,233     187,375      (0.1%)     187,233     185,375        1.0%
   Customer operations                        62,323      58,071       7.3%       62,323      58,071        7.3%
   Corporate and other                       102,495      94,036       9.0%       87,495      94,036       (7.0%)
   Depreciation and amortization             179,502     196,288      (8.6%)     179,502     196,288       (8.6%)
                                            --------------------                --------------------
                                             531,553     535,770      (0.8%)     516,553     533,770       (3.2%)
                                            --------------------                --------------------
Telephone operating income                   221,677     203,363       9.0%      236,677     205,363       15.2%
                                            --------------------                --------------------

          OTHER OPERATIONS
Operating revenues
  Long distance                               66,279      56,114      18.1%       66,279      56,114       18.1%
  Internet                                    27,267      17,117      59.3%       27,267      17,117       59.3%
  Other                                       14,844       8,488      74.9%       14,844       8,488       74.9%
                                            --------------------                --------------------
                                             108,390      81,719      32.6%      108,390      81,719       32.6%
                                            --------------------                --------------------
Operating expenses
   Cost of sales and other                    84,826      68,486      23.9%       84,826      68,486       23.9%
   Depreciation and amortization               6,729       3,120     115.7%        6,729       3,120      115.7%
                                            --------------------                --------------------
                                              91,555      71,606      27.9%       91,555      71,606       27.9%
                                            --------------------                --------------------
Other operating income                        16,835      10,113      66.5%       16,835      10,113       66.5%
                                            --------------------                --------------------

Corporate overhead costs allocable to
 discontinued operations                      (9,932)     (9,958)     (0.3%)      (9,932)     (9,958)      (0.3%)
                                            --------------------                --------------------

TOTAL OPERATING INCOME                       228,580     203,518      12.3%      243,580     205,518       18.5%

OTHER INCOME (EXPENSE)
   Nonrecurring gains and losses               3,709     (10,500)   (135.3%)           -           -           -
   Interest expense                         (104,805)   (119,061)    (12.0%)    (104,805)   (119,061)     (12.0%)
   Other income and expense                      217       4,250     (94.9%)       3,217       4,250      (24.3%)
   Income tax expense                        (44,636)    (30,288)     47.4%      (49,638)    (34,763)      42.8%
                                            --------------------                --------------------

INCOME FROM CONTINUING OPERATIONS             83,065      47,919      73.3%       92,354      55,944       65.1%

DISCONTINUED OPERATIONS, NET OF TAX           66,465     153,044     (56.6%)      66,465      45,516       46.0%
                                            --------------------                --------------------

NET INCOME                                $  149,530     200,963     (25.6%)     158,819     101,460       56.5%
Add: After tax effect of goodwill
  amortization                                     -      28,218         -             -      28,218          -
                                            --------------------                --------------------
NET INCOME, AS ADJUSTED                   $  149,530     229,181     (34.8%)     158,819     129,678       22.5%
                                            ====================                ====================

BASIC EAR NINGS PER SHARE
   From continuing operations             $     0.59        0.34      73.5%         0.65        0.40       62.5%
   From continuing operations, as
    adjusted (1)                          $     0.59        0.51      15.7%         0.65        0.56       16.1%
   From discontinued operations           $     0.47        1.09     (56.9%)        0.47        0.32       46.9%
   From discontinued operations, as
    adjusted (1)                          $     0.47        1.12     (58.0%)        0.47        0.36       30.6%
   Basic earnings per share               $     1.06        1.43     (25.9%)        1.12        0.72       55.6%
   Basic earnings per share, as
    adjusted (1)                          $     1.06        1.63     (35.0%)        1.12        0.92       21.7%

DILUTED EARNINGS PER SHARE
   From continuing operations             $     0.58        0.34      70.6%         0.65        0.39       66.7%
   From continuing operations, as
    adjusted (1)                          $     0.58        0.50      16.0%         0.65        0.56       16.1%
   From discontinued operations           $     0.47        1.08     (56.5%)        0.47        0.32       46.9%
   From discontinued operations, as
    adjusted (1)                          $     0.47        1.11     (57.7%)        0.47        0.35       34.3%
   Diluted earnings per share             $     1.05        1.41     (25.5%)        1.11        0.71       56.3%
   Diluted earnings per share, as
    adjusted (1)                          $     1.05        1.61     (34.8%)        1.11        0.91       22.0%

SHARES OUTSTANDING
   Basic                                     141,136     140,656       0.3%      141,136     140,656        0.3%
   Diluted                                   142,679     142,271       0.3%      142,679     142,271        0.3%

DIVIDENDS PER COMMON SHARE                $   0.1050      0.1000       5.0%       0.1050      0.1000        5.0%

(1) As adjusted to reflect the after-tax effect of eliminating goodwill amortization in accordance with SFAS 142.




                                  CenturyTel, Inc.
                            CONSOLIDATED BALANCE SHEETS
                        JUNE 30, 2002 AND DECEMBER 31, 2001
                                    (UNAUDITED)

                                                 June 30,         December 31,
                                                   2002               2001
------------------------------------------------------------------------------
                                                       (in thousands)
             ASSETS
CURRENT ASSETS
    Cash and cash equivalents                  $     302,070            3,496
    Other current assets                             193,748          226,417
------------------------------------------------------------------------------
      Total current assets                           495,818          229,913
------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT
    Telephone                                      5,385,714        5,292,255
    Other                                            488,999          446,920
    Accumulated depreciation                      (3,149,617)      (3,003,033)
------------------------------------------------------------------------------
      Net property, plant and equipment            2,725,096        2,736,142
------------------------------------------------------------------------------

INVESTMENTS AND OTHER ASSETS
    Excess cost of net assets acquired             2,115,313        2,087,158
    Other                                            439,855          420,043
------------------------------------------------------------------------------
      Total investments and other assets           2,555,168        2,507,201
------------------------------------------------------------------------------

ASSETS HELD FOR SALE                                 861,226          845,428
------------------------------------------------------------------------------

TOTAL ASSETS                                   $   6,637,308        6,318,684
==============================================================================

        LIABILITIES AND EQUITY

CURRENT LIABILITIES
    Short-term debt and current maturities     $     605,772        1,008,834
     of long-term debt
    Other current liabilities                        264,157          230,048
------------------------------------------------------------------------------
      Total current liabilities                      869,929        1,238,882

LONG-TERM DEBT                                     2,576,813        2,087,500
DEFERRED CREDITS AND OTHER LIABILITIES               560,797          506,052
LIABILITIES RELATED TO ASSETS HELD FOR SALE          171,680          148,870
STOCKHOLDERS' EQUITY                               2,458,089        2,337,380
------------------------------------------------------------------------------
TOTAL LIABILITIES AND EQUITY                   $   6,637,308        6,318,684
==============================================================================

                              CAPITAL EXPENDITURES
                     SIX MONTHS ENDED JUNE 30, 2002 AND 2001

                                                                       INCREASE
                                                   2002       2001    (DECREASE)
--------------------------------------------------------------------------------
                                                    (in thousands)

Telephone                                      $ 145,822    161,817       (9.9%)
Wireless (discontinued operations)                20,264     33,596      (39.7%)
Other                                             33,212     47,905      (30.7%)
-------------------------------------------------------------------
   Total capital expenditures                  $ 199,298    243,318      (18.1%)
===================================================================

                              CAPITAL EXPENDITURES
                    THREE MONTHS ENDED JUNE 30, 2002 AND 2001

                                                                       INCREASE
                                                   2002       2001    (DECREASE)
--------------------------------------------------------------------------------
                                                    (in thousands)
Telephone                                      $  78,284     89,137      (12.2%)
Wireless (discontinued operations)                14,127     15,264       (7.4%)
Other                                             27,218     18,332       48.5%
-------------------------------------------------------------------
   Total capital expenditures                  $ 119,629    122,733       (2.5%)
===================================================================


                          ---------------------------


                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CenturyTel, Inc.

                                     By: /s/ Neil A. Sweasy
                                         ----------------------
                                         Neil A. Sweasy
                                         Vice President and Controller